UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2013

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 21, 2013, Endeavour International Corporation (the “Company”) provided updated production guidance for the quarter ended September 30, 2013 and expected timing of initial production from the Rochelle field in the U.K. in a press release dated October 21, 2013. The information is included in Exhibit 99.1 furnished herewith and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, the Company announced that Carl D. Grenz, its Executive Vice President of International Operations, ceased to be an employee of the Company. On October 16, 2013, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Grenz, effective October 10, 2013. There were no disagreements between the Company and Mr. Grenz on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Separation Agreement, Mr. Grenz will be entitled to (a) receive a lump sum payment of $118,750, (b) accelerated vesting of 32,373 shares of restricted stock, (c) exercise 6,494 vested stock options, granted on January 2, 2009, through October 21, 2014, (d) exercise 35,715 vested stock options through their expiration date of November 3, 2013; and (e) certain relocation expenses. Mr. Grenz acknowledged satisfaction of all other amounts owed to him by the Company, including wages and unvested shares of restricted stock. Mr. Grenz also granted the Company a general release of liability and claims. Finally, the Separation Agreement subjects Mr. Grenz to customary cooperation, non-disparagement, non-solicitation and confidentiality obligations.

Pursuant to its terms, Mr. Grenz may revoke his agreement to enter into the Separation Agreement for seven days following its execution. If Mr. Grenz exercises his revocation right, the Separation Agreement shall cease to be in effect and shall be treated as if it had never been executed.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing herewith certain information contained in a press release dated October 21, 2013. The information is included in Exhibit 99.1 furnished herewith and incorporated herein by reference.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use the terms “probable,” “possible” and “non-proved” reserves, reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including information in Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release by and between Endeavour International Corporation and Carl D. Grenz dated as of October 16, 2013.
99.1	Press Release dated October 21, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

October 21, 2013	By:	/s/ Stanley W. Farmer

Name: Stanley W. Farmer
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release by and between Endeavour International Corporation and Carl D. Grenz dated as of October 16, 2013
99.1	Press Release dated October 21, 2013